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                                                                   Exhibit 1(ll)



                              JANUS INVESTMENT FUND
                              ---------------------

                  CERTIFICATE REDESIGNATING JANUS EXPLORER FUND

         The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the "Trust"), being duly authorized by unanimous vote of the duly elected and qualified Trustees of the Trust acting pursuant to Sections 3.6 and 4.1 of the Trust's Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the "Declaration") does hereby certify that, by affirmative vote of all Trustees of the Trust taken by written consent in lieu of a meeting of the Trustees, Janus Explorer Fund (the "Fund") was redesignated as Janus Triton Fund.

         All of the current rights and preferences of the Fund remain in full force and effect, as set forth in the Certificate of Establishment and Designation of Janus Research Fund and Janus Explorer Fund dated December 2, 2004.

         The undersigned further certifies that she has been duly authorized by the Trustees of the Trust to take all necessary action to file a copy of this Certificate with the Secretary of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration.


IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.


Dated: February 11, 2005
                                                /s/ Kelley Abbott Howes
                                                --------------------------------
                                                Kelley Abbott Howes, Secretary


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                                 ACKNOWLEDGMENT

STATE OF COLORADO                   )
                                    )   ss.
CITY AND COUNTY OF DENVER           )

         BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.

         SUBSCRIBED AND SWORN TO this 11th day of February, 2005.


My Commission Expires:

   6-22-07                                  /s/ Lisa A. Neison
----------------------                      ------------------------------------
                                            Notary Public

[Notary Seal]